UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2006

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreements.

Non-Employee Director Compensation

On May 3, 2006, the Digimarc Corporation’s Board of Directors approved changes to compensation arrangements for its non-employee directors, including increasing the annual cash retainers for the lead director and committee chairs and members, and amending the 1999 Non-Employee Director Stock Incentive Program to provide for changes to the types equity compensation awards for non-employee directors. The changes to the non-employee directors’ compensation are effective beginning April 1, 2006, with respect to cash compensation, and at Digimarc’s 2006 Annual Meeting of Shareholders, with respect to equity compensation awards under the 1999 Non-Employee Director Stock Incentive Program.

Summary of Key Terms of Non-Employee Director Compensation Arrangements

Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company receive cash compensation and equity compensation as described below. All Directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service. The following table sets forth the elements of compensation for Digimarc’s non-employee directors as amended as described above:

Annual Cash Retainer	$30,000
Additional Annual Cash Retainers for:
Lead Director	$30,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$10,000
Compensation Committee Member	$5,000
Other Standing Committee Chair	$7,500
Other Standing Committee Member	$3,700
Additional fee for excess meetings *	$1,000 in-person / $500 teleconference
Initial Option Grant (New Director)	20,000 shares
Annual Option Grant (Continuing Director)	6,000 shares
Annual Restricted Stock Grant	2,400 shares
Annual Standing Committee Member Option Grant **	3,000 shares

* In excess of eight meetings per year.

** In 2006, the Board elected not to grant these awards.

All options and restricted stock awards are made under Digimarc’s Restated 1999 Stock Incentive Plan. All options are granted with an exercise price equal to the fair market value of our stock on the grant date. Initial option grants vest and become exercisable in 36 equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable three years after the grant date. Annual option grants, including annual option grants to standing committee members, are made immediately following each annual shareholder meeting and vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date. Annual restricted stock awards are subject to a forfeiture restriction that lapses as to 100% of the shares subject to the stock award one year after the grant date. The Board has discretion to elect not to make the automatic annual option and restricted stock grants to continuing Board members and standing committee members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2006

		By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer